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Exhibit 4.3

NUMBER	TRANCHE B WARRANTS
B-	CUSIP 938862 13 3

Tranche B Warrant Certificate

WASHINGTON GROUP INTERNATIONAL, INC.

This certifies that

is the registered holder of	TRANCHE B WARRANTS

(the "Tranche B Warrants") expiring at 5:00 p.m., New York City time, on January 25, 2006 (the "Expiration Date"), to purchase Common Stock, $0.01 par value per share (the "Common Stock"), of Washington Group International, Inc., a Delaware corporation (the "Company"). The Tranche B Warrants may be exercised at any time from 9:00 a.m., New York City time, on January 25, 2002 to 5:00 p.m., New York City time, on the Expiration Date. Each Tranche B Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the Tranche B Exercise Price (as defined in the Warrant Agreement referred to on the reverse side hereof), payable in lawful money of the United States of America, upon surrender of this Tranche B Warrant Certificate and payment of the Tranche B Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Tranche B Exercise Price and number of Warrant Shares issuable upon exercise of the Tranche B Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

        TRANCHE B WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 2006 SHALL BECOME VOID.

        Reference is hereby made to the further provisions of this Tranche B Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Tranche B Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

        IN WITNESS WHEREOF, Washington Group International, Inc. has caused this Tranche B Warrant Certificate to be duly executed.

Dated:
COUNTERSIGNED:
WELLS FARGO BANK MINNESOTA, N.A. AS WARRANT AGENT
BY:	/s/ L.M. KAUFMAN AUTHORIZED SIGNATORY
WASHINGTON GROUP INTERNATIONAL, INC.
ASSET:	/s/ CRAIG G. TAYLOR CORPORATE SECRETARY	BY:	/s/ STEPHEN G. HANKS PRESIDENT AND CHIEF EXECUTIVE OFFICER

        The Tranche B Warrants evidenced by this Tranche B Warrant Certificate are part of a duly authorized issue of Tranche B Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of January 25, 2002 (the "Warrant Agreement"), duly executed and delivered by the Company to Wells Fargo Bank Minnesota, National Association, a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Tranche B Warrants). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Tranche B Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement (including Section 21 thereof) as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

        The holder of Tranche B Warrants evidenced by this Tranche B Warrant Certificate may exercise them by surrendering this Tranche B Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Tranche B Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Tranche B Warrants evidenced hereby the number of Tranche B Warrants exercised shall be less than the total number of Tranche B Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Tranche B Warrant Certificate evidencing the number of Tranche B Warrants not exercised.

        Payment of the Tranche B Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

        The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Tranche B Warrant, and the Tranche B Exercise Price of each Tranche B Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Tranche B Warrant, but the Company shall pay the cash value thereof determined as provided in this Warrant Agreement.

        Tranche B Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Tranche B Warrant Certificate or Tranche B Warrant Certificates of like tenor evidencing in the aggregate a like number of Tranche B Warrants.

        Upon due presentation for registration of transfer of this Tranche B Warrant Certificate at the office of the Warrant Agent, a new Tranche B Warrant Certificate or Tranche B Warrant Certificates of like tenor and evidencing in the aggregate a like number of Tranche B Warrants shall be issued to the transferee(s) in exchange for this Tranche B Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Tranche B Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Tranche B Warrants nor this Tranche B Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

PURCHASE FORM

        The undersigned hereby irrevocably elects to exercise this Tranche B Warrant, according to the terms and conditions hereof, to the extent of purchasing                         shares of Common Stock and hereby makes payment of $                        in payment of the exercise price thereof. Pursuant to Section 4.3 of the Warrant Agreement, the undersigned hereby represents and warrants to the Company that any necessary filing and notification pursuant to the HSR Act required in connection with the purchase of such shares has been made, at Holder's own expense, including supplying any required additional information or documents, and any applicable waiting period under the HSR Act has expired. If the number of such shares shall not be all of the shares purchasable under this Tranche B Warrant, a new Tranche B Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.

Dated:

Name:

(please typewrite or print in block letters)
Address:

Signature:

Note: The signature must conform in all respects to name of holder as specified on the face of this Tranche B Warrant Certificate
Signature(s) Guaranteed:
By

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

ASSIGNMENT FORM

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:

(please typewrite or print in block letters)
Address:

its right to purchase                          shares of Common Stock represented by this Tranche B Warrant and does hereby irrevocably constitute and appoint                         Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:
Social Security or other identifying number of Holder
Note: The signature must conform in all respects to name of holder as specified on the face of this Tranche B Warrant Certificate
Signature(s) Guaranteed:
By

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

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  Exhibit 4.3